UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2026

BRC Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41275	87-3277812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3131 W. 2210 S., Suite C
West Valley City, UT 84119
(Address of principal executive offices, including Zip Code)
(801) 874-1189
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BRCC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2026, BRC Inc. (the “Company”) received a notification letter (the “Notice”) from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with the NYSE’s continued listing standard set forth in Section 802.01C of the NYSE’s Listed Company Manual (“Section 802.01C”) because the average closing price of the Company’s Class A Common Stock (the “Common Stock”) was below $1.00 per share over a consecutive 30 trading-day period ended on February 11, 2026. Section 802.01C requires that a company’s common stock trade at a minimum average closing price of $1.00 over a consecutive 30 trading-day period.

The Notice does not have any immediate effect on the listing of the Common Stock on the NYSE, and the Common Stock will continue to be listed and traded on the NYSE, subject to the Company’s compliance with other continued listing standards. The Notice does not affect the Company’s business operations, financial condition, or its reporting obligations with the U.S. Securities and Exchange Commission.

Pursuant to Section 802.01C, the Company has a period of six months from the receipt of the Notice to regain compliance with the minimum price criteria. In accordance with NYSE’s rules, the Company intends to notify the NYSE within ten business days of receipt of the Notice that it plans to cure the deficiency and is evaluating available alternatives to regain compliance with the minimum share price requirement and expects to pursue those alternatives that are in the best interest of the Company and its shareholders. The Company can regain compliance at any time during the six-month cure period if, on the last trading day of any calendar month during the six-month cure period, the Common Stock has (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 consecutive trading-day period ending on the last trading day of that month.

Item 7.01.     Regulation FD Disclosure.

On February 13, 2026, as required by Section 802.01C, the Company issued a press release related to the foregoing. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not to be incorporated by reference into any filing by Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In particular, statements regarding the Company’s plans, intentions, expectations, or objectives with respect to its ability to regain compliance with NYSE continued listing standards, its intent to notify NYSE that it plans to cure the deficiency, its evaluation of available alternatives to regain compliance with the minimum share price requirement and that it expects to pursue those alternatives that are in the best interest of the Company and its shareholders, are forward-looking in nature and subject to risks and uncertainties. The events and circumstances reflected in the Company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: reactions from the Company’s employees, vendors, customers, lenders and investors to the Company’s receipt of the Notice, the possibility that the Company is unable to regain compliance with the NYSE minimum share price requirement, or thereafter continue to comply with the NYSE listing standards, the impact of the Company’s commencement of a process to explore available alternatives and the outcome of such process, the possibility that the NYSE may delist the Common Stock; and other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 including those set forth under “Item 1A. Risk Factors” included therein, as well as in our other filings with the Securities and Exchange Commission. Such forward-looking statements are based on information available as of the date of this Current Report on Form 8-K and the Company’s current beliefs and expectations concerning future developments and their effects on the Company and speak only as of the date of this Current Report on Form 8-K. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibits	Description
99.1	Press Release issued by BRC Inc. on February 13, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2026

BRC INC.

By:	/s/ Andrew McCormick
Name:	Andrew McCormick
Title:	General Counsel and Corporate Secretary

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